Exhibit 99.1

                                     [LOGO]
                                  WARRANTECH(R)
                             Protecting Your Future

FOR IMMEDIATE RELEASE

CONTACTS: RICHARD GAVINO                          VIRGINIA STUART
          CHIEF FINANCIAL OFFICER                 VP-INVESTOR RELATIONS
          WARRANTECH CORPORATION                  MICHAEL A. BURNS & ASSOCIATES
          817-785-1366                            214-521-8596
          RICHARD_GAVINO@WARRANTECH.COM           VSTUART@MBAPR.COM

                    WARRANTECH NEARS CONCLUSION OF SEC REVIEW

             CHANGE IN REVENUE RECOGNITION POLICY TO BE IMPLEMENTED

BEDFORD, TEXAS - APRIL 16, 2004 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today announced that the previously disclosed review of the Company's financial statements by the Division of Corporation Finance of the Securities and Exchange Commission (SEC) is nearing completion.

      Following consultation with the SEC Staff, Warrantech will be implementing the revenue recognition treatment prescribed under FASB TB 90-1. To ensure compliance with all applicable disclosure requirements, Warrantech, with the concurrence of its external auditors, is working within the guidance provided by the SEC Staff to use what it believes to be the most conservatively appropriate accounting principles in the extended warranty and service contract industry.

      The Company will reflect this change in accounting treatment in its Form 10-K to be filed before June 30, 2004 for its current fiscal year ended March 31, 2004 and its financial statements

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Warrantech Corporation                                            April 16, 2004
SEC Review

for the preceding three years and the earlier quarters of 2004. While adopting this change will not impact Warrantech's cash flow results or its cash balances, the change in accounting policy will result in a material adjustment to the Company's financial statements for both prior and future periods. Since April 1, 2000, the Company primarily has recognized revenue when a service contract was sold; however, under the changed policy Warrantech will amortize revenue and all related costs over the life of the contract. In applying the change to prior periods, a significant portion of revenues previously recognized will be deferred to future periods. The Company has not yet quantified the impact these prior period adjustments will have on its historical financial statements.

      "With more than 20 years dedicated to serving the extended warranty and service contract market, Warrantech stays at the forefront of important industry-related issues," said Joel San Antonio, Warrantech chairman and chief executive officer. "Shareholders, clients and customers expect Warrantech to provide good service and achieve solid returns while maintaining a high degree of financial integrity. Our goal is to exceed expectations. Whether providing top-rated customer service, forming strategic alliances to manage risk or working to develop strict codes for regulatory compliance, Warrantech sets the industry standard."

ABOUT WARRANTECH:

WARRANTECH CORPORATION ADMINISTERS AND MARKETS SERVICE CONTRACTS AND AFTER-MARKET WARRANTIES ON AUTOMOBILES, AUTOMOTIVE COMPONENTS, RECREATIONAL VEHICLES, APPLIANCES, CONSUMER ELECTRONICS, HOMES, COMPUTER AND COMPUTER PERIPHERALS FOR RETAILERS, DISTRIBUTORS AND MANUFACTURERS. THE COMPANY CONTINUES TO EXPAND ITS DOMESTIC AND GLOBAL PENETRATION, AND NOW PROVIDES ITS SERVICES IN THE UNITED STATES, CANADA, PUERTO RICO AND LATIN AMERICA. FOR ADDITIONAL INFORMATION ON WARRANTECH, ACCESS HTTP://WWW.WARRANTECH.COM/.

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Warrantech Corporation                                            April 16, 2004
SEC Review

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the Company's programs, (d) regulatory or legal changes affecting the Company's business, (e) loss of business from or significant change in relationship with, any major customer of the Company, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes,
(h) adverse outcomes of litigation, (i), if any of the insurance companies, which insure the service contracts, marketed and administered by the Company were unable to pay the claims under the service contracts, it could have a materially adverse effect on the Company's business, (j) the effect on future periods resulting from the Company's change in accounting policy with respect to the timing of recognition a portion of its revenues from the administration of service contracts (k) the non-payment of notes due from an officer and two directors of the Company in 2007 (l) the outcome of the review currently being conducted by the SEC staff of the Company's financial statements and related disclosures, and (m) the Company's ability to expand its core business and to increase its profit margin on its overall business. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows or the Company's financial condition may vary materially from those anticipated, estimated or expected.

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